The Provo Group
of Companies

1100 Main Street
Suite 1830
Kansas City, Missouri 64105
816.421.7444
FAX 816.221.2130

TPG CEO, Inc.
Rescue Services
TPG Financial, Inc.
Owner Representation
TPG Management, Inc.
Asset Management
TPG Systems, Inc.
Managed Financial and Accounting Systems
TPG, Inc.
Administrative Services
TPG Sanibel Holiday, L.C.
Virtual Resort Services
TPG Capital, Inc.
Investments

Chicago, Illinois Office
708.422.5454
Sanibel, Florida Office
941.472.6565

December 31, 2017

Re: DiVall Insured Income Properties 2, L.P.
(the "Partnership")

Dear Limited Partner:

Each limited partner who has a qualified plan is subject to annual reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

To assist you in filing this information for your investment in DiVall Insured Income Properties 2 Limited Partnership, we have estimated the **Net Unit Value** of each interest of the Partnership to approximate $380 at December 31, 2017.

Because no formal market exists for the Partnership's interest, actual sales prices of interests may vary. In addition, there is no assurance that these values will be obtained upon the future sale of the Partnership's assets.

If you have any questions or need additional assistance, please contact Investor Relations at 800-547-7686.

Sincerely,
The Provo Group, Inc., General Partner

By:____________________
Bruce A. Provo, its President